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                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Traffix, Inc. and Subsidiaries (the "Company") of our report dated February 23, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in the Company's Annual Report on Form 10-K for the year ended November 30, 2000.





                                                     PricewaterhouseCoopers LLP


Melville, New York
March 30, 2001